UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2015 (March 18, 2015)

New York REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-36416	27-1065431
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed by New York REIT, Inc. (the “Company”) in its press release dated February 20, 2015, the Company was not able to file its Annual Report on Form 10-K for the year ended December 31, 2014 (the “Form 10-K”) in a timely manner because of the previously disclosed change in auditors.

As expected, on March 18, 2015, the Company received a letter from NYSE Regulation, Inc. (the “NYSE”) informing the Company that it is subject to the procedures specified in Section 802.01E (SEC Annual and Quarterly Report Timely Filing Criteria) of the NYSE’s Listed Company Manual. Under the NYSE rules, the Company will have six months from the Form 10-K filing due date to file the Form 10-K with the SEC. If the Company fails to file the Form 10-K prior to such date, then the NYSE may grant at its discretion a further extension of up to six months. The NYSE noted that delisting proceedings may be commenced at any time if the circumstances warrant. As previously disclosed, the Company expects to file its Form 10-K with an audit report and attestation on internal control over financial reporting from its new independent registered public accounting firm, KPMG LLP, in April 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New York REIT, INC.

Date: March 23, 2015	By:	/s/ Michael A. Happel
Michael A. Happel
Chief Executive Officer